CoreLogic
1 Corelogic Dr.
Westlake,
TX 76262
REPORT ON ASSESSMENT OF COMPLIANCE
CoreLogic Commercial Real Estate Services, Inc. (the "Asserting Party"), an indirect subsidiary of CoreLogic, Inc., is responsible for assessing compliance as of December 31,
2014, and for the period from January 1, 2014 through December 31, 2014 (the
"Reporting Period") with the applicable servicing criteria set forth in Title 17, Sections
229 as identified in Appendix A (the "Applicable Servicing Criteria"). The servicing activities covered by this report include all
loans for commercial mortgage loan outsourcing
customers for which the Asserting Party served as the commercial tax service provider (the
"Platform").
The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2014, and for the
Reporting Period with respect to the Platform taken as a whole.
PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2014, and for the Reporting Period.
CORELOGIC COMMERCIAL REAL ESTATE SERVICES, INC.
/s/ Vicki Chenault
Vicki Chenault,
Senior Vice President
February 11, 2015

APPENDIX A
SERVICING CRITERIA for TITLE 17,SECTION 229
REFERENCE
CRITERIA
Applicable
Servicing
Criteria
Inapplicable
Servicing
Criteria
GENERAL SERVICING CONSIDERATIONS
1122(d)(1)(i)
Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements,
X
1122(d)(1)(ii)
If
any
material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
CASH COLLECTION AND ADMINISTRATION
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by the authorized personnel.
X(i)
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13-k-1(b)(1) of the Securities
Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all assetbacked securities related bank accounts, including custodial ac counts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements: (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

APPENDIX A
SERVICING CRITERIA for TITLE 17, SECTION 229
REFERENCE
CRITERIA
Applicable
Servicing
Criteria
Inapplicable
Servicing
Criteria
INVESTOR REMITTANCES AND REPORTING
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with terms specified in the transaction agreements; (C) are filed with the
Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted within two business days to the
Servicer's investor records, or such other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
POOL ASSET ADMINISTRATION
1122(d)(4)(i)
Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
X
1122(d)(4)(ii)
Mortgage loan and related documents are safeguarded as required by the transaction agreements.
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in the accordance with any conditions. or requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)
The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

APPENDIX A
SERVICING CRITERIA for TITLE 17, SECTION 229
REFERENCE
CRITERIA
Applicable
Servicing
Criteria
Inapplicable
Servicing
Criteria
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122( d)(4)(xii)
Any !ate payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X
1122( d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreement.
X(ii)
1122( d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or
Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
X
(i) - All wires issued by Corelogic from client custodial accounts are made by authorized Corelogic personnel.
(ii) -
ln certain instances Corelogic has the responsibility for posting disbursements related to tax payments made on behalf of an obligor to the obligor's records maintained by the servicer within two business days, or such other number of days specified by the contract with the servicer. In other instances, Corelogic is not responsible for posting disbursements related to tax payments made on behalf of an obligor to the obligor's records maintained by the servicer. In such instances, Corelogic provides information regarding disbursements related to tax payments made on behalf of an obligor to the servicers within two business days, or such other number of days specified by the contract with the servicer.